CODORUS VALLEY BANCORP, INC.

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN THE RIGHTS AGREEMENT BETWEEN CODORUS VALLEY BANCORP, INC. (THE “COMPANY”) AND ITS APPOINTED RIGHTS AGENT DATED AS OF NOVEMBER 4, 2005 (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE PROMPTLY AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. UNDER CERTAIN CIRCUMSTANCES SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS ISSUED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BECOME NULL AND VOID, AND THE TRANSFER OF SUCH RIGHTS MAY BE DEEMED TO BE RESTRICTED.

          The Company will furnish to any shareholder upon request and without charge a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes or series of shares of the Company.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entirety		(Cust)	(Minor)
JTTEN	–	as joint tenants with right of		Under Uniform Gifts to Minors
		survivorship and not as tenants		Act
		in common		(State)

			UNIF TRANS MIN ACT–	Custodian
				(Cust)	(Minor)
Under Uniform Transfers to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

          For Value Received, _____________________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

______________________________________________________________________________________________ Shares
of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________________ Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

The signature(s) must be guaranteed by an eligible guarantor institution (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.